UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

LCC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification Number)

7925 Jones Branch Drive, McLean, VA (Address of principal executive offices)		22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 873-2000

Former name or former address, if changed since last report: Not applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On April 19, 2007, LCC International, Inc. ("LCC" or the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with twelve investors (the "Investors"), including entities related to Riley Investment Management LLC, for the sale of its Class A common stock (the "common stock") in a private placement. Pursuant to the Purchase Agreement, the Investors purchased a total of 5,100,000 shares of common stock at a purchase price of $3.35 per share, for a total purchase price of $17,085,000. Cash proceeds to the Company net of placement commissions and related fees of approximately $879,250 totaled approximately $16,205,750.

     The shares of common stock were not registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. Pursuant to a registration rights agreement (the "Registration Rights Agreement") between LCC and the Investors, also entered into on April 19, 2007, LCC agreed to register the shares of common stock for resale under the Securities Act. The Registration Rights Agreement provides that in the event LCC has not filed with the Securities and Exchange Commission ("SEC") a registration statement with respect to the resale of the shares within 45 days of the closing of the transaction (the "Filing Deadline"), the Investors shall be entitled to a liquidated damages payment in the amount of 1% of the total purchase price for the shares issued in the private placement for each 30-day period (pro rated for any lesser period) after the Filing Deadline during which such registration statement remains un-filed with the SEC, up to a maximum liquidated damages payment under this provision of 10% of the total purchase price. Further, the Registration Rights Agreement provides that in the event such registration statement is not declared effective by the SEC within 120 days after the closing of the transaction, the Investors shall be entitled to a liquidated damages payment in the amount of 1% of the total purchase price for each 30-day period (pro rated for any lesser period) after the lapse of the 120 days during which such registration statement has not been declared effective by the SEC, up to a maximum liquidated damages payment under this provision of 10% of the total purchase price.

     The Registration Rights Agreement also provides indemnification and contribution remedies to the Investors in connection with the resale of the shares pursuant to such registration statement.

Item 3.02. Unregistered Sales of Equity Securities

     The information set forth under Item 1.01 is incorporated herein by reference.

     The 5,100,000 shares of LCC common stock issued to the Investors in the private placement were issued in reliance on the exemptions from registration provided by Section 4(2) under the Securities Act as a transaction by an issuer not involving a public offering and Rule 506 of Regulation D under the Securities Act. The facts on which the Company relied in claiming such exemptions are that each Investor has made representations to the Company regarding, among other things, its investment intent, its knowledge and experience in financial matters and its status as an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.

Date: April 25, 2007	By:	/s/ Peter A. Deliso
Name: Peter A. Deliso. Title: Senior Vice President and General Counsel